EX-23.1







Board  of  Directors
Elgrande.com
Vancouver,  B.C.
CANADA



                     CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS
                     ---------------------------------------


We consent to the use of our audit report dated July 6, 2001, on the financial statements of Elgrande.com as of May 31, 2001, and the year then ended, and the inclusion of our name under the heading "Experts" in the Form SB-2 Registration Statement filed with the Securities and Exchange Commission.

/s/ Williams & Webster, P.S.


Williams  &  Webster,  P.S.
Spokane,  Washington

November  5,  2001




























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